Exhibit 99.1

Bottomline Technologies Reports Second Quarter Results

Record Subscription and Transaction Revenue Highlights Second Quarter

PORTSMOUTH, N.H. – January 28, 2016 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of cloud-based payment, invoice and digital banking solutions, today reported financial results for the second quarter ended December 31, 2015.

Subscription and transaction revenues, which are primarily related to the company’s cloud platforms, increased 15% on a constant currency basis from the second quarter of last year to $48.6 million. Revenues overall for the second quarter were $86.0 million, an increase of $3.8 million, or 7% on a constant currency basis, from the second quarter of last year.

Gross margin for the second quarter was $49.9 million, an increase of $1.8 million from the second quarter of last year. Net loss for the second quarter was $5.2 million compared to $2.0 million for the second quarter of last year. Net loss per share was $0.14 in the second quarter compared to $0.05 in the second quarter of last year.

Core net income for the second quarter was $14.6 million. Core net income excludes certain items as discussed in the “Non-GAAP Financial Measures” section that follows. Core earnings per share was $0.38 for the three months ended December 31, 2015.

“We are delighted with the results for the second quarter and our progress against our strategic plan,” said Rob Eberle, President and CEO of Bottomline Technologies. “We had a strong sales quarter with record new annual recurring revenue (ARR) bookings. Strategically we entered into an important new relationship with Visa. Operationally we executed to deliver strong financial results in the quarter. We have a strategic plan, we are performing well against it and we are confident we will continue to grow shareholder value.”

Revenues for the six months ended December 31, 2015 were $168.9 million compared to $163.6 million in the six months ended December 31, 2014. Subscription and transaction revenues increased 15% on a constant currency basis to $94.8 million in the six months ended December 31, 2015 from $83.7 million in the six months ended December 31, 2014. Net loss for the six months ended December 31, 2015 was $9.5 million as compared to $5.2 million for the six months ended December 31, 2014. Net loss per share was $0.25 for the six months ended December 31, 2015 compared to $0.14 for the six months ended December 31, 2014.

Core net income for the six months ended December 31, 2015 was $28.8 million as compared to $29.4 million for the six months ended December 31, 2014. Core net income excludes certain items as discussed in the “Non-GAAP Financial Measures” section that follows. Core earnings per share was $0.75 for the six months ended December 31, 2015.

Second Quarter Customer Highlights

•	Sixteen leading institutions selected Paymode-X, Bottomline’s leading cloud-based payments automation platform.

•	Announced Fifth Third Bank as a new bank channel partner for Paymode-X.

•	Signed nine new Digital Banking deals, enabling banks to compete and win business in their corporate and SMB segments by deploying innovative digital capabilities.

•	Chosen by five leading organizations, including Ironshore and Capital Insurance Group, to provide Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•	Companies such as Vitality Corporate Services, Old Mutual and Gazprom selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions by utilizing the SWIFT global network.

•	Organizations such as Snap On, ABM Industries, and Kaiser Permanente chose Bottomline’s payment automation solutions to extend their payments capabilities and improve efficiencies.

Second Quarter Strategic Corporate Highlights

•	Announced a strategic alliance with Visa Inc. (NYSE:V) focused on creating the optimum way for businesses to pay and get paid. Visa’s commercial card solution, Visa Payables, and Bottomline’s payment network, Paymode-X, will join to create Paymode-X with Visa Payables. Paymode-X with Visa Payables will be easy for payers and vendors to join and use, accelerating and maximizing opportunities for payment efficiency, security and financial gains.

•	Launched Digital Banking 3.0, an integrated, cloud-based technology platform that includes cash management and payments, customer acquisition and on-boarding, analytics and fraud and risk management solutions, empowering financial institutions to acquire, grow and fully monetize commercial banking relationships across every digital channel.

•	Announced a strategic relationship with Fifth Third Bank to provide Paymode-X to its customers.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income, core earnings per share and constant currency information are non-GAAP financial measures.

Core net income and core earnings per share exclude certain items, specifically amortization of intangible assets, equity-based compensation, acquisition and integration-related expenses, restructuring related costs, non-cash pension expenses, non-core charges associated with our convertible notes, global ERP system implementation costs and other non-core or non-recurring gains or losses that arise from time to time.

Non-core charges associated with our convertible notes consist of non-cash interest expense. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with our business and asset acquisitions, costs associated with integrating acquired businesses, including incremental costs for transitional employees or services, integration related professional services costs and other incremental charges we incur as a direct result of our acquisition and integration efforts. Global enterprise resource planning (ERP) system implementation costs relate to direct and incremental costs incurred in connection with our implementation of a new, global ERP solution and the related technology infrastructure.

Periodically, such as in periods that include significant foreign currency volatility, we present certain metrics on a “constant currency” basis, to show the impact of period to period results normalized for the impact of foreign currency rate changes. We calculate constant currency information by translating prior period financial results using current period foreign exchange rates.

We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Non-GAAP Financial Measures (Continued)

A reconciliation of our GAAP results to our non-GAAP results for the three and six months ended December 31, 2015 and 2014 is as follows:

	Three Months Ended December 31, 2015		Six Months Ended December 31, 2015
	(in thousands)		(in thousands)
	2015	2014	2015	2014
GAAP net loss	$(5,239)	$(1,962)	$(9,492)	$(5,230)
Amortization of intangible assets	7,215	7,000	14,494	14,184
Equity-based compensation	7,878	6,098	15,466	12,429
Acquisition and integration-related expenses	159	1,280	269	1,707
Restructuring expenses (benefit)	854	(14)	874	272
Global ERP system implementation costs	522	—	779	—
Non-cash pension expense	38	24	74	21
Non-cash interest expense	3,213	3,012	6,374	5,977

Core Net Income	$14,640	$15,438	$28,838	$29,360

The table below is a comparative summary of our total revenues and our subscription and transaction revenues shown with a constant currency growth rate:

	Three Months Ended December 31,		% Increase
	2015	2014	GAAP	Constant Rates (1)
	(in thousands)
Subscription and Transaction Revenues	$48,632	$42,865	13%	15%
Total Revenues	86,048	82,225	5%	7%

	Six Months Ended December 31,		% Increase
	2015	2014	GAAP	Constant Rates (1)
	(in thousands)
Subscription and Transaction Revenues	$94,829	$83,736	13%	15%

1)	Constant currency information compares results between periods assuming exchange rates had remained constant period-over-period. We calculate constant currency information by translating prior- period results using current-year GAAP foreign exchange rates.

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) powers mission-critical business transactions. We help our customers optimize financially-oriented operations and build deeper customer and partner relationships by providing a trusted and easy-to-use set of cloud-based digital banking, fraud prevention, payment, financial document, insurance, and healthcare solutions. Over 10,000 corporations, financial institutions, and banks benefit from Bottomline solutions. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which are registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our strategic plan and increase shareholder value. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2015 and the subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Rick Booth

Bottomline Technologies

603-501-6270

rbooth@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,
	2015	2014
Revenues:
Subscriptions and transactions	$48,632	$42,865
Software licenses	5,862	5,423
Service and maintenance	29,913	32,180
Other	1,641	1,757

Total revenues	86,048	82,225
Cost of revenues:
Subscriptions and transactions	21,373	19,789
Software licenses	288	372
Service and maintenance	13,291	12,688
Other	1,155	1,264

Total cost of revenues	36,107	34,113

Gross profit	49,941	48,112
Operating expenses:
Sales and marketing	22,280	19,545
Product development and engineering	11,765	11,030
General and administrative	9,422	8,803
Amortization of intangible assets	7,215	7,000

Total operating expenses	50,682	46,378

Income (loss) from operations	(741)	1,734
Other expense, net	(3,856)	(3,587)

Loss before income taxes	(4,597)	(1,853)
Provision for income taxes	642	109

Net loss	$(5,239)	$(1,962)
Basic and diluted net loss per share	$(0.14)	$(0.05)

Shares used in computing basic and diluted net loss per share:	37,774	37,759

Core net income (1)	$14,640	$15,438

Diluted core net income per share(2)	$0.38	$0.41

1)	Core net income excludes charges for amortization of intangible assets of $7,215 and $7,000, acquisition and integration-related expenses of $159 and $1,280, restructuring expenses (benefit) of $854 and ($14), equity-based compensation of $7,878 and $6,098, non-cash pension expense of $38 and $24, global ERP system implementation costs of $522 and $0 and non-core charges associated with our convertible notes of $3,213 and $3,012 for the three months ended December 31, 2015 and 2014, respectively.

2)	Shares used in computing diluted core earnings per share were 38,359 and 37,996 for the three months ended December 31, 2015 and 2014, respectively. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Six Months Ended December 31,
	2015	2014
Revenues:
Subscriptions and transactions	$94,829	$83,736
Software licenses	9,977	11,081
Service and maintenance	60,697	65,140
Other	3,426	3,611

Total revenues	168,929	163,568
Cost of revenues:
Subscriptions and transactions	42,107	39,117
Software licenses	576	767
Service and maintenance	26,269	25,972
Other	2,490	2,570

Total cost of revenues	71,442	68,426

Gross profit	97,487	95,142
Operating expenses:
Sales and marketing	42,435	38,747
Product development and engineering	23,025	22,711
General and administrative	18,245	17,080
Amortization of intangible assets	14,494	14,184

Total operating expenses	98,199	92,722

Income (loss) from operations	(712)	2,420
Other expense, net	(7,527)	(7,234)

Loss before income taxes	(8,239)	(4,814)
Provision for income taxes	1,253	416

Net loss	$(9,492)	$(5,230)
Basic and diluted net loss per share	$(0.25)	$(0.14)

Shares used in computing basic and diluted net loss per share:	37,889	37,703

Core net income (1)	$28,838	$29,360

Diluted core net income per share(2)	$0.75	$0.77

1)	Core net income excludes charges for amortization of intangible assets of $14,494 and $14,184, acquisition and integration-related expenses of $269 and $1,707, restructuring expenses of $874 and $272, equity-based compensation of $15,466 and $12,429, non-cash pension expense of $74 and $21, global ERP system implementation costs of $779 and $0 and non-core charges associated with our convertible notes of $6,374 and $5,977 for the six months ended December 31, 2015 and 2014, respectively.

2)	Shares used in computing diluted core earnings per share were 38,439 and 38,033 for the six months ended December 31, 2015 and 2014, respectively. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2015	June 30, 2015
Assets
Current assets:
Cash, cash equivalents and marketable securities	$129,794	$144,388
Accounts receivable	62,199	65,140
Other current assets	18,932	19,713

Total current assets	210,925	229,241
Property and equipment, net	53,507	47,579
Goodwill and intangible assets, net	375,315	400,650
Other assets	16,211	11,014

Total assets	$655,958	$688,484

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,801	$11,623
Accrued expenses	24,234	24,436
Deferred revenue	63,011	70,383

Total current liabilities	98,046	106,442
Convertible senior notes	165,542	159,760
Deferred revenue, non-current	19,187	17,624
Deferred income taxes	32,101	35,542
Other liabilities	19,180	20,578

Total liabilities	334,056	339,946
Stockholders’ equity
Common stock	41	40
Additional paid-in-capital	576,190	560,083
Accumulated other comprehensive loss	(23,928)	(13,511)
Treasury stock	(57,002)	(34,167)
Accumulated deficit	(173,399)	(163,907)

Total stockholders’ equity	321,902	348,538

Total liabilities and stockholders’ equity	$655,958	$688,484